UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

WMS Industries Inc. Incentive Plan (2009 Restatement)

On December 10, 2009, the Corporation’s stockholders approved the adoption of the WMS Industries Inc. Incentive Plan (2009 Restatement) (the “2009 Restated Incentive Plan”). The amendments to the 2009 Restated Incentive Plan, among other things:

➢	Increase the number of shares available for grant by 3,800,000 shares; and

➢	Provide that each share granted as a “full-value award” after the stockholder approval of the 2009 Restated Incentive Plan will reduce the shares available for grant by 1.6 shares.

The 2009 Restated Incentive Plan also:

➢

Authorizes a broad range of awards, including: nonqualified stock options; stock appreciation rights; restricted stock (a grant of actual shares subject to a risk of forfeiture and restrictions on transfer); deferred stock units or restricted stock units (a contractual commitment to deliver shares at a future date); bonus stock; annual incentive awards tied to achievement of specific performance objectives; and, other equity-based performance awards (a contractual commitment to deliver shares or cash at a future date) which may also be subject to time-based vesting;

➢	Provides that directors, officers, employees and key consultants are eligible to be granted awards; and

➢

Provides that the Corporation’s Compensation Committee will administer the 2009 Restated Incentive Plan, except that the Corporation’s Board of Directors (“Corporation’s Board”) may itself act in place of the Compensation Committee to administer the 2009 Restated Incentive Plan, and the Corporation’s Board must make determinations with respect to grants to non-employee directors.

The full text of the 2009 Restated Incentive Plan is incorporated by reference herein as Exhibit 10.1 hereto.

WMS Industries Inc. Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2010)

On December 10, 2009, the Corporation’s Board approved amendments to the WMS Industries Inc. Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2010) (the “2010 Restated Nonqualified Deferred Comp. Plan”). The amendments to the 2010 Restated Nonqualified Deferred Comp. Plan, among other things:

➢	Provide for participation by employees at or above a specified salary band;

➢

Provide that elective deferrals of compensation will commence when the participant is no longer eligible to defer compensation under the Corporation’s 401(k) plan because he or she has contributed the maximum 401(k) contribution allowed by the Internal Revenue Code or has reached the 401(k) plan compensation limitation; and

➢

Provide that matching contributions will be made in an amount equal to 100% of the first 3% of compensation that the participant defers in excess of the compensation limitation under the Corporation’s 401(k) plan and 50% of the next 3% of such excess compensation.

The full text of the 2010 Restated Nonqualified Deferred Comp. Plan is incorporated by reference herein as Exhibit 10.2 hereto.

Item 8.01 Other Events.

On December 10, 2009, the Corporation held its Annual Meeting of Stockholders. At the Annual Meeting, the Corporation’s stockholders re-elected the current directors (Harold H. Bach, Jr., Robert J. Bahash, Brian R. Gamache, Patricia M. Nazemetz, Louis J. Nicastro, Neil D. Nicastro, Edward W. Rabin, Jr., Ira S. Sheinfeld, Bobby L. Siller, and William J. Vareschi, Jr.) to serve on the Corporation’s Board until the 2010 Annual Meeting. The stockholders also approved the Corporation’s proposals to:

➢	Increase the number of shares available for grant under the 2009 Restated Incentive Plan as described in Item 5.02(e) above;

➢	Amend the Corporation’s Certificate of Incorporation to increase the Corporation’s authorized common stock to 200,000,000 shares; and

➢	Ratify the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibits	Description

10.1	WMS Industries Inc. Incentive Plan (2009 Restatement) as adopted on December 10, 2009, incorporated by reference to Exhibit 99.5 to the Corporation’s Form S-8 filed with the Commission on December 16, 2009.

10.2	WMS Industries Inc. Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2010) as approved on December 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: December 16, 2009

/S/ KATHLEEN J. MCJOHN
Kathleen J. McJohn
Vice President, General Counsel and Secretary

Exhibit Index

Exhibits	Description

10.1	WMS Industries Inc. Incentive Plan (2009 Restatement) as adopted on December 10, 2009, incorporated by reference to Exhibit 99.5 to the Corporation’s Form S-8 as filed with the Commission on December 16, 2009.

10.2	WMS Industries Inc. Nonqualified Deferred Compensation Plan (As Amended and Restated Effective January 1, 2010) as approved on December 10, 2009.